UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 17, 2014

(Date of earliest event reported)

Energizer Resources Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51151

Minnesota	20-0803515
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

520 – 141 Adelaide St. W.,

Toronto, Ontario, Canada

M5H 3L5

(Address of principal executive offices, including zip code)

(416) 364-4911

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2014 Annual and Special Meeting of Stockholders held on December 16, 2014, the stockholders of Energizer Resources Inc., a Minnesota corporation (the “Company”), approved an increase in the authorized capital of the Company (the "Increase in Authorized Capital") from an aggregate of four hundred fifty million (450,000,000) shares to six hundred fifty million (650,000,000) shares, par value of $0.001 per share, of which 640,000,000 will be deemed common shares and the remaining 10,000,000 will be deemed eligible to be divisible into classes, series and types as designated by the board of directors. Therefore, on December 17, 2014, the Company filed the articles of amendment to its articles of incorporation with the Minnesota Secretary of State regarding the Increase in Authorized Capital.

The amendment will not affect the number of the Company’s issued and outstanding common shares.

The foregoing description of the articles of amendment is qualified in its entirety by reference to the complete text of the articles of amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Articles of Amendment to Articles of Incorporation of Energizer Resources Inc., filed with the Minnesota Secretary of State on December 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2014	ENERGIZER RESOURCES INC.

	By:	/s/ Peter D. Liabotis
Peter D. Liabotis Chief Financial Officer